EXHIBIT 99.1

StellarOne Corporation Announces Second Quarter Earnings of $1.6 Million

CHARLOTTESVILLE, Va., July 21, 2010 (GLOBE NEWSWIRE) -- StellarOne Corporation (Nasdaq:STEL) (StellarOne) today reported second quarter 2010 earnings of $1.6 million and net income available to common shareholders, which deducts from net income the dividends and discount accretion on preferred stock, of $1.1 million, or $0.05 net income per diluted common share. Those results compare to a net loss to common shareholders of $785 thousand, or $0.03 loss per diluted common share during the same quarter in the prior year, and net income to common shareholders of $1.4 million or $0.06 per diluted common share recognized for the first quarter of 2010. Strong noninterest income contributions from all business segments offset higher loan loss provisioning and losses on foreclosed assets, resulting in an earnings level comparable to the first quarter.

Second quarter 2010 key components include:

  Increased fee income from mortgage banking, retail banking and wealth management contributed to a $938 thousand or 11.6% sequential quarter increase in noninterest income on an operating basis.

  Net interest margin expanded another seven basis points on a sequential quarter basis due largely to continued core deposit re-pricing, which reduced the associated cost of funds by 19 basis points.

  Loans past due between 30 and 89 days were down $17.8 million or 30.1% on a sequential quarter basis, while nonperforming assets as a percentage of total assets increased to 2.36% at June 30, 2010, compared with 2.07% at March 31, 2010.

  Pre-tax, pre-provision earnings amounted to $8.8 million for the second quarter, an increase of $42 thousand or 0.5% compared to the first quarter of 2010, and an increase of $3.1 million or 54.8% compared to the same period in the prior year. First quarter 2010 results included $1.1 million in gains on sale of assets.

  The second quarter provision for loan losses totaled $7.4 million compared to net charge-offs of $6.5 million. This compares to a provision for loan losses of $6.5 million for the second quarter in 2009 and $6.7 million in the first quarter of 2010, respectively.

  Annualized charge-offs were 1.19% for the second quarter of 2010, compared to 1.20% for the corresponding quarter in the prior year and up from 1.13% for the first quarter of 2010.

Operating Noninterest Income Rises Sequentially

On an operating basis, which excludes gains and losses from sales and impairments of securities and other assets, total non-interest income amounted to $8.4 million for the second quarter of 2010, or up $624 thousand or 8.1% on a sequential basis compared to the first quarter of 2010, and an increase of $269 thousand or 3.3% from $8.1 million for the same period in prior year. Mortgage banking revenue totaled $2.1 million for the second quarter of 2010, or up $90 thousand or 4.6% compared to $2.0 million for the first quarter of 2010 and is down $30 thousand or 1.5% when compared to the same quarter in 2009. Mortgage revenues and profitability were impacted by approximately $539 thousand in indemnification losses that were recorded through losses on foreclosed assets in the second quarter of 2010.  Retail banking fee income amounted to $4.3 million for the second quarter of 2010, an increase of $374 thousand or 9.6% compared to $3.9 million for the first quarter of 2010. This sequential quarter increase was attributable to increases of approximately $211 thousand and $129 thousand in debit card fee income and NSF charge activity, respectively. Wealth management revenues from trust and brokerage fees for the first quarter of 2010 were $1.3 million or up $79 thousand or 6.6% when compared to $1.2 million realized during the first quarter of 2010. Total noninterest income contracted on a sequential basis largely due to the $1.1 million nonrecurring gains recognized on the sale of a financial services center and investment securities during the first quarter of 2010.

Net Interest Margin Continues to Expand While Earning Assets Remain Stable

Net interest income, on a tax-equivalent basis, amounted to $23.8 million for the second quarter of 2010, which compares to $23.1 million for the first quarter of 2010, and $22.6 million for the same period in prior year. The net interest margin was 3.59% for the second quarter, compared to 3.52% for the first quarter of 2010 and 3.31% for the second quarter of 2009. The average yield on earning assets decreased 11 basis points to 4.93% as compared to 5.04% for the first quarter of 2010, which was offset by improvement in the cost of interest bearing liabilities, which contracted 19 basis points from 1.78% during the first quarter of this year to 1.59% during the second quarter of 2010. The re-pricing sensitivity of interest bearing liabilities outpaced interest earning assets during the second quarter as approximately $230.8 million or 25.1% of the CD portfolio re-priced, while cost of funds associated with interest checking and money market accounts was reduced by 34 basis points and 19 basis points, respectively. Average earning assets remained flat sequentially, with average earnings assets of $2.66 billion and $2.67 billion at June 30, 2010 and March 31, 2010, respectively. While earning assets sequentially were flat overall, loans decreased $35.8 million on a sequential quarter basis. This decrease was attributable to both consumers and businesses reducing the level of debt within the economy and the company's continuing conscious effort to reduce it's exposure to construction lending.

Past Due Loans Contract While Non-performing Asset Levels Increase

StellarOne's past due loans between 30 and 89 days totaled $41.4 million at June 30, 2010 or down $17.8 million or 30.1% compared to $59.3 million at March 31, 2010. While a favorable reduction in past dues, there was some migration to non-performing assets. Non-performing loans totaled $64.1 million at June 30, 2010, up $4.9 million or 8.3% when compared to $59.2 million at March 31, 2010 and down $8.9 million or 12.2% compared to $73.0 at June 30, 2009. Non-performing assets totaled $70.6 million at June 30, 2010, up $8.5 million or 13.8% from $62.0 million at March 31, 2010 and were down $6.5 million or 8.5% compared to $77.1 million at June 30, 2009. Foreclosed assets totaled $6.0 million, up $3.7 million or greater than 100% compared to $2.3 million at March 31, 2010 and up $1.8 million or 44.5% compared to June 30, 2009. The ratio of non-performing assets as a percentage of total assets increased sequentially to 2.36% as of June 30, 2010, compared to 2.07% as of March 31, 2010, and decreased compared to 2.49% at June 30, 2009. Annualized net charge-offs as a percentage of average loans receivable amounted to 1.19% for the second quarter of 2010, down compared to 2.22% for the full-year 2009 results and up slightly from 1.13% for the first quarter of 2010.  Net charge-offs for the second quarter of 2010 totaled $6.5 million or up $241 thousand compared to the $6.2 million realized during the first quarter of 2010 and down $427 thousand or 6.2% when compared to $6.9 million during the second quarter of 2009.

The mix of non-performing loans continues to be weighted to the residential development and construction loan segment of our portfolio. Of the total nonaccrual loans of $64.1 million at June 30, 2010, approximately $30.7 million are residential development and construction loans, of which approximately $13.8 million are located at Smith Mountain Lake, Virginia. The non-performing loans at Smith Mountain Lake are down $2.4 million from first quarter of 2010, and total real estate exposure at Smith Mountain Lake has now been reduced to under $30 million from a peak level over $50 million at merger consummation in 2008.

StellarOne recorded a provision for loan losses of $7.4 million for the second quarter of 2010, a decrease of $629 thousand compared to same period in the prior year and up $650 thousand on a sequential quarter basis. The second quarter 2010 provision compares to net charge-offs of $6.5 million, resulting in an allowance as a percentage of total loans of 1.95% or up seven basis points when compared to 1.88% for March 31, 2010. The allowance represents 64.8% of non-performing loans at June 30, 2010, or down 3.9% when compared to 68.7% at March 31, 2010.

Efficiency Ratio Decreases Sequentially

StellarOne's efficiency ratio was 69.35% for the second quarter of 2010, compared to 77.58% for the second quarter of 2009 and 72.23% for the first quarter of 2010. The decrease in the efficiency ratio reflects a decrease in noninterest expense when comparing the current quarter to the second quarter of 2009 and an increase in core earnings when comparing the ratio sequentially.  Non-interest expense for the first quarter amounted to $22.8 million, or up $244 thousand or 1.1% when compared to the $22.5 million for the first quarter of 2010 and down $1.3 million or 5.3% when compared to the second quarter in 2009. The small sequential increase was driven by increases in FDIC insurance expense of $213 thousand, marketing expense of $166 thousand and professional fees of $66 thousand which were offset by reductions in salaries and benefits of $214 thousand and net occupancy of $139 thousand. Other expenses also increased on a sequential basis as DDA charge-offs and foreclosed asset expenses both increased slightly.

Earnings Retention Adds to Existing Strong Capital Base

StellarOne's risk-based capital ratios remain well above regulatory standards for well-capitalized banks. The period-end tangible common equity ratio was 9.57% at June 30, 2010 compared to 9.40% at March 31, 2010. Tier 1 risk-based and total risk-based capital ratios were 13.95% and 15.20%, respectively, at June 30, 2010 compared to 13.67% and 14.93% at March 31, 2010. Excluding the $30 million in preferred stock issued in connection with participation in the TARP program, StellarOne's Tier 1 risk-based common ratio was 12.67% compared to 12.40% at March 31, 2010. Shareholder's equity, excluding the preferred stock, represented 13.24% of total assets at June 30, 2010, while book value per common share was $17.39 per share.

Balance Sheet Continues To Be Liquid and Stable

Average loans for the second quarter of 2010 were $2.17 billion, or down approximately 1.6% when compared to $2.20 billion for the first quarter of 2010. Average securities were $372.9 million for the second quarter, up $7.4 million or 2.0% from $365.6 million for the first quarter of 2009. Average deposits for the second quarter of 2010 were $2.39 billion or down slightly from $2.40 billion on a sequential quarter basis. Average interest bearing deposits decreased sequentially by approximately $15.5 million while non-interest bearing deposits increased approximately $5.3 million. At June 30, 2010, total assets were $2.99 billion, compared to $3.00 billion at March 31, 2010. Cash and cash equivalents were $126.3 million at June 30, 2010, a decrease of $39.1 million or 23.7% compared to $165.4 million at March 31, 2010.

About StellarOne

StellarOne Corporation is a traditional community bank, offering a full range of business and consumer banking services, including trust and wealth management services. Through the activities of its sole subsidiary, StellarOne Bank, StellarOne operates 56 full-service financial centers, one loan production office, and a suite of ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.

Earnings Webcast

To hear a live webcast of StellarOne's first quarter 2010 earnings conference call at 11:00 a.m. (ET) today, please visit our website at www.StellarOne.com and click on the Investor Relations section for detailed instructions on how to participate. Replays of the conference call will be available from 2:00 p.m. (ET) on Wednesday, July 21, 2010 through midnight (ET) on Wednesday, July 28, 2010, by dialing toll free (800) 642-1687 and using passcode #87757750.

Non-GAAP Financial Measures

This report refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income excluding gains or losses on securities, fixed assets, and foreclosed assets. Comparison of our efficiency ratio or operating earnings with those of other companies may not be possible because other companies may calculate them differently. It also refers to operating earnings, which reflects net income adjusted for non-recurring expenses associated with mergers, asset gains and losses or expenses that are unusual in nature. Pre-tax, pre-provision earnings, which adds back provision and tax expense to net income, is used to demonstrate a more representative comparison of operational performance without the volatility of credit quality that is typically present in times of economic stress. The tangible common equity and Tier 1 common equity ratios are used by management to assess the quality of capital and management believes that investors may find them useful in their analysis of the company. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies. Such information is not in accordance with generally accepted accounting principles in the United States (GAAP) and should not be construed as such. These are non-GAAP financial measures that we believe provide investors with important information regarding our operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. StellarOne, in referring to its net income, is referring to income under GAAP.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date thereof. StellarOne wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect StellarOne's actual results, causing actual results to differ materially from those in any forward-looking statement. These factors include: (i) expected cost savings from StellarOne's acquisitions and dispositions, (ii) competitive pressure in the banking industry or in StellarOne's markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation, (vi) changes may occur in general business conditions, (vii) changes may occur in the securities markets, and (viii) the impact of governmental restrictions on entities participating in the US Treasury Department Capital Purchase Program. Please refer to StellarOne's filings with the Securities and Exchange Commission for additional information, which may be accessed at www.StellarOne.com.

NOTE: Risk-based capital ratios are preliminary.

SELECTED FINANCIAL DATA
STELLARONE CORPORATION (Nasdaq:STEL)
(Dollars in thousands, except per share data)

SUMMARY INCOME STATEMENT	Three Months Ended June		Six Months Ended June
	2010	2009	2010	2009
Interest income - taxable equivalent	$ 32,755	$ 35,821	$ 65,851	$ 72,363
Interest expense	8,932	13,259	18,914	26,839
Net interest income - taxable equivalent	23,823	22,562	46,937	45,524
Less: taxable equivalent adjustment	605	631	1,220	1,194
Net interest income	23,218	21,931	45,717	44,330
Provision for loan and lease losses	7,350	6,500	14,050	14,250
Net interest income after provision for
loan and lease losses	15,868	15,431	31,667	30,080
Noninterest income	8,380	7,815	17,195	14,943
Noninterest expense	22,791	24,057	45,338	46,280
Income tax (benefit) expense	(96)	(485)	116	(1,077)
Net income (loss)	1,553	(326)	3,408	(180)
Dividends and accretion on preferred stock	(374)	(374)	(744)	(744)
Accretion of preferred stock discount	(91)	(85)	(179)	(159)
Net income (loss) available to common shareholders	$ 1,088	$ (785)	$ 2,485	$ (1,083)

Earnings (Loss) per share available to common shareholders
Basic	$ 0.05	$ (0.03)	$ 0.11	$ (0.05)
Diluted	$ 0.05	$ (0.03)	$ 0.11	$ (0.05)

SUMMARY AVERAGE BALANCE SHEET	Three Months Ended June		Six Months Ended June
	2010	2009	2010	2009
Total loans	$ 2,168,536	$ 2,291,735	$ 2,186,318	$ 2,288,118
Total securities	372,921	327,224	369,259	319,287
Total earning assets	2,664,297	2,729,485	2,665,572	2,696,336
Total assets	2,984,954	3,052,806	2,991,928	3,021,964
Total deposits	2,392,502	2,407,444	2,394,933	2,368,201
Shareholders' equity	425,043	429,703	423,659	431,232

PERFORMANCE RATIOS	Three Months Ended June		Six Months Ended June
	2010	2009	2010	2009
Return on average assets	0.21%	-0.04%	0.23%	-0.01%
Return on average equity	1.47%	-0.30%	1.62%	-0.08%
Return on average realized equity (A)	1.49%	-0.30%	1.64%	-0.08%
Net interest margin (taxable equivalent)	3.59%	3.31%	3.55%	3.40%
Efficiency (taxable equivalent) (B)	69.35%	77.58%	70.75%	75.67%

CAPITAL MANAGEMENT	June 30,
	2010	2009

Tier 1 risk-based capital ratio	13.95%	13.28%
Tangible equity ratio	10.62%	10.27%
Tangible common equity ratio	9.57%	9.27%
Period end shares issued and outstanding	22,742,034	22,652,792
Book value per common share	17.39	17.59
Tangible book value per common share	12.06	12.16

	Three Months Ended June		Six Months Ended June
	2010	2009	2010	2009
Shares issued	57,218	22,156	80,909	47,729
Average common shares issued and outstanding	22,716,350	22,641,114	22,695,536	22,630,323
Average diluted common shares issued and outstanding	22,785,511	22,691,158	22,758,404	22,693,721
Cash dividends paid per common share	$ 0.04	$ 0.04	$ 0.08	$ 0.20

SUMMARY ENDING BALANCE SHEET	June 30,
	2010	2009
Total loans	$ 2,128,003	$ 2,240,113
Total securities	413,141	353,967
Total earning assets	2,669,388	2,778,355
Total assets	2,987,785	3,095,687
Total deposits	2,387,496	2,449,338
Shareholders' equity	425,440	428,478

OTHER DATA
End of period full time equivalent employees	830	831

NOTES:
(A) Excludes the effect on average stockholders' equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.
(B) Computed by dividing non-interest expense by the sum of net interest income and non-interest income, net of gains, losses or impairments on securities, fixed assets and foreclosed assets. This is a non-GAAP financial measure, which we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible, because other companies may calculate the efficiency ratio differently.
(C) Individual amounts shown above are calculated from actual, not rounded amounts in the thousands, which appear above.

QUARTERLY PERFORMANCE SUMMARY
STELLARONE CORPORATION (Nasdaq:STEL)
(Dollars in thousands)

CREDIT QUALITY	Three Months Ended June		Six Months Ended June
	2010	2009	2010	2009
Allowance for loan losses:
Beginning of period	$ 40,644	$ 35,319	$ 40,172	$ 30,464
Provision for loan losses	7,350	6,500	14,050	14,250

Charge-offs	(7,154)	(7,783)	(13,862)	(11,225)
Recoveries	685	887	1,165	1,434
Net charge-offs	(6,469)	(6,896)	(12,697)	(9,791)

End of period	$ 41,525	$ 34,923	$ 41,525	$ 34,923

Accruing Troubled Debt Restructurings	$ 33,918	$ 5,519

	June 30,		Six Months Ended June
	2010	2009	2010	2009
Non accrual loans	$ 61,495	$ 71,590
Non accrual TDR's	2,595	1,405
Total non-performing loans	64,090	72,995
Loans held for sale	527	--
Foreclosed assets	5,953	4,121
Total non-performing assets	$ 70,570	$ 77,116
Nonperforming assets as a % of total assets	2.36%	2.49%
Nonperforming assets as a % of loans plus
foreclosed assets	3.31%	3.44%
Allowance for loan losses as a % of total loans	1.95%	1.56%
Net charge-offs as a % of average loans outstanding	1.19%	1.20%	1.16%	0.86%
	June 30, 2010
	Loans Outstanding	Nonaccrual Loans	Nonaccrual Loans to Loans Outstanding
Commercial:
Commercial & industrial	$ 192,753	$ 8,664	4.49%
Agriculture	891	--	N/A
Total commercial	193,644	8,664	4.47%

Commercial real estate:
Construction, land development & vacant land	259,674	30,684	11.82%
Non-owner occupied	400,926	6,168	1.54%
Owner occupied	351,819	3,109	0.88%
Farmland	18,764	212	1.13%
Total commercial real estate	1,031,183	40,173	3.90%

Consumer	35,236	33	0.09%

Residential real estate:
Residential	732,646	13,939	1.90%
Multi-family	81,323	443	0.54%
Home equity lines	46,842	692	1.48%
Total residential	860,811	15,074	1.75%

All other loans	7,129	146	2.05%

Total loans	$ 2,128,003	$ 64,090	3.01%

QUARTERLY PERFORMANCE SUMMARY
STELLARONE CORPORATION (Nasdaq:STEL)
(Dollars in thousands, except per share data)

			Percent
			Increase
SELECTED BALANCE SHEET DATA	6/30/2010	6/30/2009	(Decrease)

Assets
Cash and cash equivalents	$126,280	$184,390	-31.51%

Securities:
Securities available for sale	413,141	353,517	16.87%
Securities held to maturity	--	450	-100.00%
Total securities	413,141	353,967	16.72%

Mortgage loans held for sale	42,265	51,229	-17.50%

Loans:
Real estate - construction	278,438	344,694	-19.22%
Real estate - 1-4 family residential	779,488	777,167	0.30%
Real estate - commercial and multifamily	834,068	832,469	0.19%
Commercial, financial and agricultural	193,644	220,557	-12.20%
Consumer loans	35,236	50,783	-30.61%
All other loans	7,129	14,443	-50.64%
Total loans	2,128,003	2,240,113	-5.00%
Deferred loan costs	940	984	-4.47%
Allowance for loan losses	(41,525)	(34,923)	18.90%
Net loans	2,087,418	2,206,174	-5.38%

Premises and equipment, net	80,129	85,837	-6.65%
Core deposit intangibles, net	7,487	9,393	-20.29%
Goodwill	113,652	113,652	0.00%
Bank owned life insurance	30,846	29,538	4.43%
Foreclosed assets	5,953	4,121	44.46%
Other assets	80,614	57,386	40.48%

Total assets	2,987,785	3,095,687	-3.49%

Liabilities
Deposits:
Noninterest bearing deposits	303,409	318,879	-4.85%
Money market & interest checking	963,962	849,277	13.50%
Savings	232,134	191,686	21.10%
CD's and other time deposits	887,991	1,089,496	-18.50%
Total deposits	2,387,496	2,449,338	-2.52%

Federal funds purchased and securities
sold under agreements to repurchase	1,040	503	>100.00%
Federal Home Loan Bank advances	120,000	170,000	-29.41%
Subordinated debt	32,991	32,991	0.00%
Other liabilities	20,818	14,377	44.80%

Total liabilities	2,562,345	2,667,209	-3.93%

Stockholders' equity
Preferred stock	28,577	28,224	1.25%
Common stock	22,742	22,653	0.39%
Additional paid-in capital	269,630	268,690	0.35%
Retained earnings	97,606	108,045	-9.66%
Accumulated other comprehensive income, net	6,885	866	>100.00%

Total stockholders' equity	425,440	428,478	-0.71%

Total liabilities and stockholders' equity	$2,987,785	$3,095,687	-3.49%

QUARTERLY PERFORMANCE SUMMARY
STELLARONE CORPORATION (Nasdaq:STEL)
(Dollars in thousands)
			Percent
	For the Three Months Ended		Increase
	6/30/2010	6/30/2009	(Decrease)
Interest Income
Loans, including fees	$ 28,850	$ 31,694	-8.97%
Federal funds sold and deposits in other banks	70	52	34.62%
Investment securities:
Taxable	2,170	2,416	-10.18%
Tax-exempt	1,029	972	5.86%
Dividends	31	56	-44.64%
Total interest income	32,150	35,190	-8.64%

Interest Expense
Deposits	7,603	11,360	-33.07%
Federal funds purchased and securities sold under
agreements to repurchase	7	3	>100.00%
Federal Home Loan Bank advances and other borrowings	1,059	1,558	-32.03%
Subordinated debt	263	338	-22.19%

Total interest expense	8,932	13,259	-32.63%

Net interest income	23,218	21,931	5.87%
Provision for loan losses	7,350	6,500	13.08%
Net interest income after provision for loan losses	15,868	15,431	2.83%

Noninterest Income
Retail banking fees	4,294	4,113	4.40%
Commissions and fees from fiduciary activities	845	744	13.58%
Brokerage fee income	426	245	73.88%
Mortgage banking-related fees	2,054	2,083	-1.39%
Losses on sale of premises and equipment	--	(289)	>100.00%
Gains on securities available for sale	19	11	72.73%
Losses on sale of foreclosed assets	(679)	(355)	91.27%
Income from bank owned life insurance	327	331	-1.21%
Other operating income	1,094	932	17.38%
Total noninterest income	8,380	7,815	7.23%

Noninterest Expense
Compensation and employee benefits	11,096	10,836	2.40%
Net occupancy	2,040	2,163	-5.69%
Supplies and equipment	2,152	2,265	-4.99%
Amortization-intangible assets	413	434	-4.84%
Marketing	319	388	-17.78%
State franchise taxes	554	574	-3.48%
FDIC insurance	1,322	2,088	-36.69%
Data processing	565	645	-12.40%
Professional fees	741	489	51.53%
Telecommunications	420	477	-11.95%
Other operating expenses	3,169	3,698	-14.31%
Total noninterest expense	22,791	24,057	-5.26%

Income (loss) before income taxes	1,457	(811)	>100.00%
Income tax benefit	(96)	(485)	>100.00%
Net income (loss)	$ 1,553	$ (326)	>100.00%

QUARTERLY PERFORMANCE SUMMARY
STELLARONE CORPORATION (Nasdaq:STEL)
(Dollars in thousands)
			Percent
	For the Six Months Ended		Increase
	6/30/2010	6/30/2009	(Decrease)
Interest Income
Loans, including fees	$ 57,936	$ 64,186	-9.74%
Federal funds sold and deposits in other banks	131	84	55.95%
Investment securities:
Taxable	4,428	4,988	-11.23%
Tax-exempt	2,076	1,820	14.07%
Dividends	60	91	-34.07%
Total interest income	64,631	71,169	-9.19%

Interest Expense
Deposits	16,210	23,011	-29.56%
Federal funds purchased and securities sold under
agreements to repurchase	13	7	85.71%
Federal Home Loan Bank advances and other borrowings	2,169	3,121	-30.50%
Subordinated debt	522	700	-25.43%

Total interest expense	18,914	26,839	-29.53%

Net interest income	45,717	44,330	3.13%
Provision for loan losses	14,050	14,250	-1.40%
Net interest income after provision for loan losses	31,667	30,080	5.28%

Noninterest Income
Retail banking fees	8,214	7,824	4.98%
Commissions and fees from fiduciary activities	1,678	1,502	11.72%
Brokerage fee income	785	498	57.63%
Mortgage banking-related fees	4,016	3,507	14.51%
Gain on sale of financial center	748	--	>100.00%
Gains (losses) on sale of premises and equipment	27	(90)	>100.00%
Gains on securities available for sale	321	13	>100.00%
Losses on sale of foreclosed assets	(1,043)	(620)	68.23%
Income from bank owned life insurance	651	635	2.52%
Other operating income	1,798	1,674	7.41%
Total noninterest income	17,195	14,943	15.07%

Noninterest Expense
Compensation and employee benefits	22,406	21,362	4.89%
Net occupancy	4,219	4,254	-0.82%
Supplies and equipment	4,330	4,406	-1.72%
Amortization-intangible assets	825	872	-5.39%
Marketing	473	628	-24.68%
State franchise taxes	1,108	1,170	-5.30%
FDIC insurance	2,432	3,193	-23.83%
Data processing	1,108	1,502	-26.23%
Professional fees	1,416	993	42.60%
Telecommunications	846	944	-10.38%
Other operating expenses	6,175	6,956	-11.23%
Total noninterest expense	45,338	46,280	-2.04%

Income (loss) before income taxes	3,524	(1,257)	>100.00%
Income tax expense (benefit)	116	(1,077)	>100.00%
Net income (loss)	$ 3,408	$ (180)	>100.00%

STELLARONE CORPORATION (Nasdaq:STEL)
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES
THREE MONTHS ENDED JUNE 30, 2010 AND 2009
(Dollars in thousands)

	For the Three Months Ended June 30,
	(unaudited)
	2010			2009
	Average	Interest	Average	Average	Interest	Average
Dollars in thousands	Balance	Inc/Exp	Rates	Balance	Inc/Exp	Rates

Assets
Loans receivable, net	$ 2,168,536	$ 28,901	5.35%	$ 2,291,735	$ 31,801	5.57%
Investment securities
Taxable	268,782	2,201	3.24%	230,102	2,472	4.25%
Tax exempt	104,139	1,583	6.01%	97,122	1,496	6.09%
Total investments	372,921	3,784	4.01%	327,224	3,968	4.80%

Interest bearing deposits	60,854	30	0.20%	51,966	21	0.16%
Federal funds sold	61,986	40	0.26%	58,560	31	0.21%
	495,761	3,854	3.07%	437,750	4,020	3.64%

Total earning assets	2,664,297	$ 32,755	4.93%	2,729,485	$ 35,821	5.26%

Total nonearning assets	320,657			323,321

Total assets	$ 2,984,954			$ 3,052,806

Liabilities and Stockholders' Equity
Interest-bearing deposits
Interest checking	$ 571,920	$ 902	0.63%	$ 524,408	$ 1,255	0.96%
Money market	389,863	1,120	1.15%	275,534	1,047	1.52%
Savings	224,076	482	0.86%	191,788	420	0.88%
Time deposits:
Less than $100,000	615,084	3,311	2.16%	794,180	5,926	2.99%
$100,000 and more	290,634	1,788	2.47%	305,297	2,712	3.56%
Total interest-bearing deposits	2,091,577	7,603	1.46%	2,091,207	11,360	2.18%

Federal funds purchased and securities sold under agreements to repurchase	950	7	2.91%	464	3	2.56%
Federal Home Loan Bank advances and other borrowings	122,913	1,059	3.41%	170,067	1,553	3.61%
Subordinated debt	32,991	263	3.15%	32,991	343	4.11%

	156,854	1,329	3.35%	203,522	1,899	3.69%

Total interest-bearing liabilities	2,248,431	8,932	1.59%	2,294,729	13,259	2.31%

Total noninterest-bearing liabilities	311,480			328,374

Total liabilities	2,559,911			2,623,103
Stockholders' equity	425,043			429,703

Total liabilities and stockholders' equity	$ 2,984,954			$ 3,052,806

Net interest income (tax equivalent)		$ 23,823			$ 22,562
Average interest rate spread			3.34%			2.95%
Interest expense as percentage of average earning assets			1.34%			1.95%
Net interest margin			3.59%			3.31%

STELLARONE CORPORATION (Nasdaq:STEL)
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES
SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(Dollars in thousands)

	For the Six Months Ended June 30,
	(unaudited)
	2010			2009
	Average	Interest	Average	Average	Interest	Average
Dollars in thousands	Balance	Inc/Exp	Rates	Balance	Inc/Exp	Rates

Assets
Loans receivable, net	$ 2,186,318	$ 58,038	5.35%	$ 2,288,118	$ 64,400	5.68%
Investment securities
Taxable	264,353	4,488	3.38%	228,873	5,078	4.41%
Tax exempt	104,906	3,194	6.06%	90,414	2,801	6.16%
Total investments	369,259	7,682	4.14%	319,287	7,879	4.91%

Interest bearing deposits	52,503	58	0.22%	50,885	40	0.16%
Federal funds sold	57,492	73	0.25%	38,046	44	0.23%
	479,254	7,813	3.24%	408,218	7,963	3.88%

Total earning assets	2,665,572	$ 65,851	4.98%	2,696,336	$ 72,363	5.41%

Total nonearning assets	326,356			325,628

Total assets	$ 2,991,928			$ 3,021,964

Liabilities and Stockholders' Equity
Interest-bearing deposits
Interest checking	$ 565,395	$ 2,234	0.80%	$ 520,463	$ 2,652	1.03%
Money market	391,046	2,414	1.24%	255,453	1,877	1.48%
Savings	212,136	931	0.89%	190,103	830	0.88%
Time deposits:
Less than $100,000	629,318	6,887	2.21%	778,506	11,986	3.10%
$100,000 and more	301,406	3,744	2.50%	314,643	5,666	3.63%
Total interest-bearing deposits	2,099,301	16,210	1.56%	2,059,168	23,011	2.25%

Federal funds purchased and securities sold under agreements to repurchase	906	13	2.85%	405	7	3.44%
Federal Home Loan Bank advances and other borrowings	125,028	2,169	3.45%	177,155	3,121	3.50%
Subordinated debt	32,991	522	3.15%	32,991	700	4.22%

	158,925	2,704	3.38%	210,551	3,828	3.62%

Total interest-bearing liabilities	2,258,226	18,914	1.69%	2,269,719	26,839	2.38%

Total noninterest-bearing liabilities	310,043			321,013

Total liabilities	2,568,269			2,590,732
Stockholders' equity	423,659			431,232

Total liabilities and stockholders' equity	$ 2,991,928			$ 3,021,964

Net interest income (tax equivalent)		$ 46,937			$ 45,524
Average interest rate spread			3.29%			3.03%
Interest expense as percentage of average earning assets			1.43%			2.01%
Net interest margin			3.55%			3.40%

STELLARONE CORPORATION (Nasdaq:STEL)
FINANCIAL INFORMATION - FOUR QUARTER TREND
(Dollars in thousands, except per share data)

	Quarter Ended
	June 30,	March 31,	December 31,	September 30,
	2010	2010	2009	2009
Interest income	32,150	32,481	34,106	34,433
Interest expense	8,932	9,982	11,200	12,473
Net interest income	23,218	22,499	22,906	21,960
Provision for loan losses	7,350	6,700	3,500	20,050
Total net interest income after provision	15,868	15,799	19,406	1,910
Non interest income	8,380	8,814	5,540	5,900
Non interest expense	22,791	22,547	24,875	22,748
Income (loss) before income taxes	1,457	2,066	71	(14,938)
Income tax (benefit) expense	(96)	212	(474)	(6,043)
Net income (loss)	1,553	1,854	545	(8,895)
Preferred stock dividends	(374)	(370)	(378)	(378)
Accretion of preferred stock discount	(91)	(88)	(88)	(86)
Net income (loss) available to common shareholders	1,088	1,396	79	(9,359)
Net income (loss) per share
basic	0.05	0.06	--	(0.42)
diluted	0.05	0.06	--	(0.42)

STELLARONE CORPORATION (Nasdaq:STEL)
SEGMENT INFORMATION
(Dollars in thousands)

At and for the Three Months Ended June 30, 2010 (In thousands):

	Commercial	Mortgage	Wealth
	Bank	Banking	Management	Other	Consolidated
Net interest income (expense)	$ 23,152	$ 330	$ --	$ (264)	$ 23,218
Provision for loan losses	7,350	--	--	--	7,350
Noninterest income	6,413	1,532	1,271	212	8,380
Noninterest expense	20,681	1,674	961	523	22,791
Provision for income taxes	14	56	93	(259)	(96)
Net income (loss)	$ 1,520	$ 132	$ 217	$ (316)	$ 1,553

Total Assets	$ 2,925,753	$ 43,564	$ 668	$ 462,512	$ 2,987,785
Average Assets	$ 2,935,076	$ 31,839	$ 325	$ (278,686)	$ 2,984,954

At and for the Three Months Ended June 30, 2009 (In thousands):

	Commercial	Mortgage	Wealth
	Bank	Banking	Management	Other	Consolidated
Net interest income (expense)	$ 21,793	$ 476	$ --	$ (338)	$ 21,931
Provision for loan losses	6,500	--	--	--	6,500
Noninterest income	5,648	2,085	989	144	7,815
Noninterest expense	21,725	1,922	928	533	24,057
Provision for income taxes	(825)	192	18	130	(485)
Net income (loss)	$ 41	$ 447	$ 43	$ (857)	$ (326)

Total Assets	$ 2,980,953	$ 53,023	$ 594	$ 464,882	$ 3,095,687
Average Assets	$ 2,945,702	$ 46,323	$ 461	$ 466,355	$ 3,052,806

At and for the Six Months Ended June 30, 2010 (In thousands):

	Commercial	Mortgage	Wealth
	Bank	Banking	Management	Other	Consolidated
Net interest income (expense)	$ 45,534	$ 704	$ --	$ (521)	$ 45,717
Provision for loan losses	14,050	--	--	--	14,050
Noninterest income	13,017	3,412	2,463	424	17,195
Noninterest expense	41,051	3,437	1,948	1,023	45,338
Provision for income taxes	196	204	155	(439)	116
Net income (loss)	$ 3,254	$ 475	$ 360	$ (681)	$ 3,408

Average Assets	$ 2,941,435	$ 32,731	$ 346	$ 386,390	$ 2,991,928

At and for the Six Months Ended June 30, 2009 (In thousands):

	Commercial	Mortgage	Wealth
	Bank	Banking	Management	Other	Consolidated
Net interest income (expense)	$ 44,227	$ 798	$ --	$ (695)	$ 44,330
Provision for loan losses	14,250	--	--	--	14,250
Noninterest income	11,170	3,509	1,999	366	14,943
Noninterest expense	42,323	3,417	1,861	780	46,280
Provision for income taxes	(1,373)	267	41	(12)	(1,077)
Net income (loss)	$ 197	$ 623	$ 97	$ (1,097)	$ (180)

Average Assets	$ 2,923,623	$ 38,028	$ 511	$ 467,555	$ 3,021,964
CONTACT:  Jeffrey W. Farrar, Executive Vice President and
          Chief Financial Officer of StellarOne Corporation
          (434) 964-2217
          jfarrar@stellarone.com